For further information contact:
John W. Bordelon, Chairman of the Board, President and CEO
(337) 237-1960

Release Date:	July 26, 2022
For Immediate Release

HOME BANCORP, INC. ANNOUNCES 2022 SECOND QUARTER RESULTS AND
DECLARES QUARTERLY DIVIDEND

Lafayette, Louisiana – Home Bancorp, Inc. (Nasdaq: “HBCP”) (the “Company”), the parent company for Home Bank, N.A. (the “Bank”) (www.home24bank.com), reported financial results for the second quarter of 2022. For the quarter, the Company reported net income of $8.5 million, or $1.03 per diluted common share (“diluted EPS”), up $4.1 million from $4.4 million, or $0.53 diluted EPS, for the first quarter of 2022. The second and first quarters of 2022 include merger expenses, net of taxes totaling $1.3 million and $284,000, respectively, related to the acquisition of Friendswood Capital Corporation ("Friendswood"), the former holding company of Texan Bank, N. A. ("Texan Bank") of Houston, Texas, which was consummated on March 26, 2022. Income pre-tax, pre-provision and pre-PPP income totaled $10.8 million, up $2.6 million, or 32%, from the prior quarter.

“We are pleased to report strong earnings and loan growth throughout our footprint including growth from our most recent acquisition of Friendswood," President and Chief Executive Officer of the Company and the Bank. "The data conversion of Texan Bank's systems was successfully completed the last week of June. We are tremendously thankful to the employees who have done an outstanding job bringing together Home Bank and Texan Bank."

"Total loans increased on a reported basis from the previous quarter 3%. Excluding PPP loans, total loans increased $77.4 million, or 14% on an annualized basis of which approximately 19% was attributable to the Houston market. We are excited to see the growth opportunities in Houston and all of our markets.”

Second Quarter 2022 Highlights

•Data conversion of Texan Bank's systems completed on schedule during the last week of June.

•On June 30, 2022, the Company issued $55.0 million of its 5.75% fixed-to-floating rate subordinated notes due 2032 to certain qualified institutional buyers and institutional accredited investors.

•Net interest income totaled $29.2 million, up $5.7 million, or 24% from the prior quarter. Excluding PPP income, net interest income totaled $28.8 million, up $6.1 million, or 27% from the prior quarter.

•The net interest margin ("NIM") increased 37 basis points from 3.39% for the first quarter of 2022 to 3.76%. Excluding PPP, NIM increased 42 basis points during the second quarter of 2022 to 3.73%.

•The Company recorded a $591,000 provision to the allowance for loan losses primarily due to loan growth, which was partially offset by continued improvement in industry economic conditions, compared to a $3.2 million provision to the allowance for loan losses in the prior quarter primarily due to the acquisition of Texan Bank.

•Loan income from the recognition of deferred PPP lender fees totaled $370,000 in the second quarter, down $351,000 from the prior quarter.

•Loans totaled $2.2 billion at June 30, 2022, up $66.7 million, or 3%, from March 31, 2022. Excluding PPP loans, total organic loans were up $77.4 million, or 14% annualized, from March 31, 2022.

•PPP loans totaled $12.1 million at June 30, 2022, down $10.7 million, or 47%, from March 31, 2022.

•The allowance for loan losses totaled $26.0 million, or 1.17% of total loans, at June 30, 2022. Excluding PPP loans, the ratio of allowance for loan losses to total loans was 1.18%, at such date.

•Investment securities totaled $482.1 million at June 30, 2022, up $64.7 million or 16% from March 31, 2022.

•Preliminary Tier 1 leverage capital and total risk-based capital ratios were 9.30% and 13.74%, respectively, at June 30, 2022, compared to 8.67% and 12.28%, respectively, at March 31, 2022.

Loans

Loans totaled $2.2 billion at June 30, 2022, up $66.7 million, or 3%, from March 31, 2022. PPP loans, included in commercial and industrial loans, decreased $10.7 million, or 47%, from March 31, 2022. The following table summarizes the changes in the Company’s loan portfolio, net of unearned income, from March 31, 2022 to June 30, 2022.

(dollars in thousands)	6/30/2022	3/31/2022	Increase (Decrease)
Real estate loans:
One- to four-family first mortgage	$369,410	$363,377	$6,033	2%
Home equity loans and lines	59,799	58,375	1,424	2
Commercial real estate	1,053,696	1,046,568	7,128	1
Construction and land	317,351	297,079	20,272	7
Multi-family residential	101,136	98,527	2,609	3
Total real estate loans	1,901,392	1,863,926	37,466	2
Other loans:
Commercial and industrial	290,157	260,843	29,314	11
Consumer	33,106	33,200	(94)	—
Total other loans	323,263	294,043	29,220	10
Total loans	$2,224,655	$2,157,969	$66,686	3%

Commercial and industrial and construction and land loans were the primary drivers for the loan growth during the second quarter of 2022. Commercial and industrial loan growth for the current quarter was primarily in the Acadiana market with the addition of new lenders with primary focus on this loan type. At June 30, 2022, the growth in construction and land was primarily within our Houston, New Orleans, Northshore and Acadiana markets.

Credit Quality and Allowance for Credit Losses

Nonperforming assets (“NPAs”) totaled $18.8 million, or 0.56% of total assets, at June 30, 2022, down $3.6 million, or 16%, from $22.4 million, or 0.67% of total assets, at March 31, 2022. During the second quarter of 2022, the Company recorded net loan charge-offs of $439,000, compared to net recoveries of $149,000 during the first quarter of 2022. The increase in charge-offs during the current quarter was primarily due to loans acquired in the Texan Bank acquisition totaling $474,000, which was offset with recoveries.

The Company provisioned $591,000 to the allowance for loan losses in the second quarter of 2022. During the first quarter of 2022, the Company provisioned a total of $3.2 million to the allowance for loan losses primarily due to the acquisition of Texan Bank's loan portfolio. At June 30, 2022, the allowance for loan losses totaled $26.0 million, or 1.17%

of total loans, compared to $26.7 million, or 1.24% of total loans, at March 31, 2022. Excluding PPP loans, the ratios of the allowance for loan losses to total loans were 1.18% and 1.25% at June 30, 2022 and March 31, 2022, respectively. Changes in expected losses consider various factors including the changing economic activity, potential mitigating effects of governmental stimulus, the duration of the health crisis, customer specific information impacting changes in risk ratings, projected delinquencies and the impact of industry-wide loan modification efforts, among other factors.

Deposits

Total deposits were $2.9 billion at June 30, 2022, down $20.8 million, or 1%, from March 31, 2022. The following table summarizes the changes in the Company’s deposits from March 31, 2022 to June 30, 2022.

(dollars in thousands)	6/30/2022	3/31/2022	Increase (Decrease)
Demand deposits	$938,531	$913,137	$25,394	3%
Savings	316,974	315,356	1,618	1
Money market	483,951	484,847	(896)	—
NOW	791,692	806,501	(14,809)	(2)
Certificates of deposit	389,228	421,338	(32,110)	(8)
Total deposits	$2,920,376	$2,941,179	$(20,803)	(1)%

The average rate on interest-bearing deposits increased two basis points from 0.20% for the first quarter of 2022 to 0.22% for the second quarter of 2022. At June 30, 2022, certificates of deposit maturing within the next 12 months totaled $297.0 million.

Net Interest Income

The net interest margin ("NIM") increased 37 basis points from 3.39% for the first quarter of 2022 to 3.76% for the second quarter of 2022 primarily due to an increase in the average yield on interest-earning assets. Loan income from the recognition of deferred PPP lender fees totaled $370,000 during the second quarter of 2022, down $351,000, or 49%, compared to the first quarter of 2022.

The average loan yield was 4.94% for the second quarter of 2022, up 6 basis points from the first quarter of 2022. During the second quarter of 2022, income from PPP loans increased the average loan yield by 3 basis points and increased the NIM by 3 basis points. During the first quarter of 2022, PPP loans positively impacted the average loan yield by 9 basis points and the NIM by 8 basis points.

Average PPP loans were $15.5 million for the second quarter of 2022, down $15.9 million, or 51%, from the first quarter of 2022. Unrecognized PPP lender fees totaled $210,000 at June 30, 2022.

Average other interest-earning assets were $422.3 million for the second quarter of 2022, down $139.0 million, or 25%, from the first quarter of 2022 primarily due to a reallocation of certain other assets to partially fund the increase in investment securities.

Loan accretion income from acquired loans totaled $879,000 for the second quarter of 2022, up $422,000, or 92% from the first quarter of 2022.

The following table summarizes the Company’s average volume and rate of its interest-earning assets and interest-bearing liabilities for the periods indicated. Taxable equivalent (“TE”) yields on investment securities have been calculated using a marginal tax rate of 21%.

Quarter Ended
	6/30/2022			3/31/2022
(dollars in thousands)	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate

Interest-earning assets:
Loans receivable	$2,190,721	$27,304	4.94%	$1,862,616	$22,671	4.88%
Investment securities (TE)	475,853	2,338	1.99	359,736	1,618	1.82
Other interest-earning assets	422,265	863	0.82	561,262	277	0.20
Total interest-earning assets	$3,088,839	$30,505	3.93%	$2,783,614	$24,566	3.54%
Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	$1,584,118	$673	0.17%	$1,461,966	$530	0.15%
Certificates of deposit	406,367	430	0.42	317,866	363	0.46
Total interest-bearing deposits	1,990,485	1,103	0.22	1,779,832	893	0.20
Other borrowings	6,580	54	3.26	5,539	53	3.89
FHLB advances	25,426	107	1.69	25,795	109	1.70
Total interest-bearing liabilities	$2,022,491	$1,264	0.25%	$1,811,166	$1,055	0.24%
Net interest spread (TE)			3.68%			3.30%
Net interest margin (TE)			3.76%			3.39%

Noninterest Income

Noninterest income for the second quarter of 2022 totaled $3.7 million, up $300,000, or 9%, from the first quarter of 2022. Bank card fees were up $182,000, or 13% from the first quarter of 2022 primarily due to increased transaction activity by our cardholders. In addition, service fees and charges were up $92,000, or 8% from the first quarter of 2022 primarily due to deposit account service charges and overdraft fees.

Noninterest Expense

Noninterest expense for the second quarter of 2022 totaled $21.8 million, up $3.5 million, or 19%, from the first quarter of 2022. The increase related primarily to the growth of the Company's employee base, higher occupancy, data processing and communication and marketing and advertising costs due to the Friendswood acquisition. Noninterest expense for the second quarter of 2022 and the first quarter of 2022 include $1.6 million and $328,000, respectively, of merger expenses related to the acquisition of Friendswood.

Dividend and Share Repurchases

The Company announced that its Board of Directors declared a quarterly cash dividend on shares of its common stock of $0.23 per share payable on August 19, 2022, to shareholders of record as of August 8, 2022.

The Company repurchased 125,499 shares of its common stock during the second quarter of 2022 at an average price per share of $40.09. An additional 274,054 shares remain eligible for purchase under the 2021 Repurchase Plan. The book value per share and tangible book value per share of the Company’s common stock was $39.44 and $28.86, respectively, at June 30, 2022.

Non-GAAP Reconciliation

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). The Company's management uses this non-GAAP financial information in its analysis of the Company's performance. In this news release, information is included which excludes intangible assets, PPP loans and certain acquisition related metrics. Management believes the presentation of this non-GAAP financial information provides useful information that is helpful to a full understanding of the Company’s financial position and operating results. This non-GAAP financial information should not be viewed as a substitute for financial information determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP financial information presented by other companies. A reconciliation on non-GAAP information included herein to GAAP is presented below.

	Quarter Ended
(dollars in thousands, except per share data)	6/30/2022	3/31/2022	6/30/2021
Reported net income	$8,461	$4,401	$11,396
Add: Core deposit intangible amortization, net tax	359	199	232
Non-GAAP tangible income	$8,820	$4,600	$11,628

Reported loan income	$27,304	$22,671	$24,500
Less: PPP loan income	402	800	2,372
Loan income excluding PPP loan income	$26,902	$21,871	$22,128

Provision (reversal) for loan losses	$591	$3,215	$(3,425)
Less: CECL impact for acquisition	—	3,802	—
Provision (reversal) for organic loans	$591	$(587)	$(3,425)

Loan yield	4.94%	4.88%	4.95%
(Positive) negative impact of PPP loans	(0.03)	(0.09)	0.11
Loan yield excluding PPP loans	4.91%	4.79%	5.06%

Net interest margin	3.76%	3.39%	3.75%
(Positive) negative impact of PPP loans	(0.03)	(0.08)	(0.04)
Net interest margin excluding PPP loans	3.73%	3.31%	3.71%

Total assets	$3,362,216	$3,332,228	$2,764,756
Less: Intangible assets	88,309	87,569	62,520
Non-GAAP tangible assets	$3,273,907	$3,244,659	$2,702,236

Total shareholders’ equity	$329,124	$337,504	$337,812
Less: Intangible assets	88,309	87,569	62,520
Non-GAAP tangible shareholders’ equity	$240,815	$249,935	$275,292

Total loans	$2,224,655	$2,157,969	$1,918,488
Less: PPP loans	12,083	19,596	197,614
Less: PPP loans from Texan [1]	—	3,163	—
Total loans excluding PPP loans	$2,212,572	$2,135,210	$1,720,874
Less: Texan Bank loan portfolio, excluding PPP loans [1]	—	315,744	—
Organic loan portfolio	$2,212,572	$1,819,466	$1,720,874

	Quarter Ended
(dollars in thousands, except per share data)	6/30/2022	3/31/2022	6/30/2021
Reported net income	$8,461	$4,401	$11,396
Add: Provision (reversal) for loan losses	591	3,215	(3,425)
Add: Provision for credit losses on unfunded commitments	—	302	375
Add: Income tax expense	2,110	1,041	2,865
Pre-tax, pre-provision income	$11,162	$8,959	$11,211
Less: PPP income	402	800	2,372
Pre-tax, pre-provision, pre- PPP income	$10,760	$8,159	$8,839

Allowance for loan losses to total loans	1.17%	1.24%	1.39%
Less: PPP loans	0.01	0.01	0.16
Non-GAAP allowance for loan losses to total loans	1.18%	1.25%	1.55%

Return on average equity	10.20%	5.08%	13.68%
Add: Average intangible assets	4.23	1.39	3.50
Non-GAAP return on average tangible common equity	14.43%	6.47%	17.18%

Common equity ratio	9.79%	10.13%	12.22%
Less: Intangible assets	2.43	2.43	2.03
Non-GAAP tangible common equity ratio	7.36%	7.70%	10.19%

Book value per share	$39.44	$39.93	$38.92
Less: Intangible assets	10.58	10.36	7.20
Non-GAAP tangible book value per share	$28.86	$29.57	$31.72
1 Fair value at the acquisition date of March 26, 2022

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Home Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2021 describes some of these factors, including risk elements in the loan portfolio, the level of the allowance for credit losses, the impact of the COVID-19 pandemic, risks of our growth strategy, geographic concentration of our business, dependence on our management team, risks of market rates of interest and of regulation on our business and risks of competition. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)
(dollars in thousands)	6/30/2022	3/31/2022	% Change	6/30/2021
Assets
Cash and cash equivalents	$444,151	$548,019	(19)%	$393,203
Interest-bearing deposits in banks	349	349	—	349
Investment securities available for sale, at fair value	480,007	415,260	16	285,185
Investment securities held to maturity	2,086	2,094	—	2,118
Mortgage loans held for sale	1,444	4,187	(66)	3,752
Loans, net of unearned income	2,224,655	2,157,969	3	1,918,488
Allowance for loan losses	(26,020)	(26,731)	(3)	(26,687)
Total loans, net of allowance for loan losses	2,198,635	2,131,238	3	1,891,801
Office properties and equipment, net	43,979	43,929	—	44,232
Cash surrender value of bank-owned life insurance	40,788	40,575	1	40,781
Goodwill and core deposit intangibles	88,309	87,569	1	62,520
Accrued interest receivable and other assets	62,468	59,008	6	40,815
Total Assets	$3,362,216	$3,332,228	1	$2,764,756

Liabilities
Deposits	$2,920,376	$2,941,179	(1)%	$2,370,764
Other Borrowings	60,539	5,539	993	5,539
Federal Home Loan Bank advances	25,307	25,671	(1)	27,502
Accrued interest payable and other liabilities	26,870	22,335	20	23,139
Total Liabilities	3,033,092	2,994,724	1	2,426,944

Shareholders' Equity
Common stock	84	85	(1)%	87
Additional paid-in capital	164,177	164,830	—	165,296
Common stock acquired by benefit plans	(2,240)	(2,332)	4	(2,604)
Retained earnings	191,114	188,386	1	171,644
Accumulated other comprehensive (loss) income	(24,011)	(13,465)	(78)	3,389
Total Shareholders' Equity	329,124	337,504	(2)	337,812
Total Liabilities and Shareholders' Equity	$3,362,216	$3,332,228	1	$2,764,756

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF INCOME
(Unaudited)
	Quarter Ended
(dollars in thousands, except per share data)	6/30/2022	3/31/2022	% Change	6/30/2021	% Change
Interest Income
Loans, including fees	$27,304	$22,671	20%	$24,500	11%
Investment securities	2,338	1,618	44	1,130	107
Other investments and deposits	863	277	212	133	549
Total interest income	30,505	24,566	24	25,763	18
Interest Expense
Deposits	1,103	893	24%	1,480	(25)%
Other borrowings	54	53	2	53	2
Federal Home Loan Bank advances	107	109	(2)	120	(11)
Total interest expense	1,264	1,055	20	1,653	(24)
Net interest income	29,241	23,511	24	24,110	21
Provision (reversal) for loan losses	591	3,215	(82)	(3,425)	117
Net interest income after provision (reversal) for loan losses	28,650	20,296	41	27,535	4
Noninterest Income
Service fees and charges	1,257	1,165	8%	1,146	10%
Bank card fees	1,636	1,454	13	1,591	3
Gain on sale of loans, net	264	299	(12)	559	(53)
Income from bank-owned life insurance	213	214	—	221	(4)
(Loss) gain on sale of assets, net	(6)	5	(220)	(457)	99
Other income	322	249	29	234	38
Total noninterest income	3,686	3,386	9	3,294	12
Noninterest Expense
Compensation and benefits	12,583	10,159	24%	9,687	30%
Occupancy	2,354	1,803	31	1,733	36
Marketing and advertising	648	407	59	268	142
Data processing and communication	2,533	2,195	15	2,159	17
Professional fees	475	542	(12)	217	119
Forms, printing and supplies	253	146	73	163	55
Franchise and shares tax	391	391	—	359	9
Regulatory fees	698	446	57	306	128
Foreclosed assets, net	(10)	402	(102)	101	(110)
Amortization of acquisition intangible	454	252	80	293	55
Provision for credit losses on unfunded commitments	—	302	(100)	375	(100)
Other expenses	1,386	1,195	16	907	53
Total noninterest expense	21,765	18,240	19	16,568	31
Income before income tax expense	10,571	5,442	94	14,261	(26)
Income tax expense	2,110	1,041	103	2,865	(26)
Net income	$8,461	$4,401	92	$11,396	(26)

Earnings per share - basic	$1.04	$0.53	96%	$1.35	(23)%
Earnings per share - diluted	$1.03	$0.53	94%	$1.34	(23)%

Cash dividends declared per common share	$0.23	$0.23	—%	$0.23	—%

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY FINANCIAL INFORMATION
(Unaudited)
	Quarter Ended
(dollars in thousands, except per share data)	6/30/2022	3/31/2022	% Change	6/30/2021	% Change
EARNINGS DATA
Total interest income	$30,505	$24,566	24%	$25,763	18%
Total interest expense	1,264	1,055	20	1,653	(24)
Net interest income	29,241	23,511	24	24,110	21
(Reversal) provision for loan losses	591	3,215	(82)	(3,425)	117
Total noninterest income	3,686	3,386	9	3,294	12
Total noninterest expense	21,765	18,240	19	16,568	31
Income tax expense	2,110	1,041	103	2,865	(26)
Net income	$8,461	$4,401	92	$11,396	(26)

AVERAGE BALANCE SHEET DATA
Total assets	$3,295,196	$2,977,559	11%	$2,741,801	20%
Total interest-earning assets	3,088,839	2,783,614	11	2,554,785	21
Total loans	2,190,721	1,862,616	18	1,963,935	12
PPP loans	15,463	31,326	(51)	228,114	(93)
Total interest-bearing deposits	1,990,485	1,779,832	12	1,656,732	20
Total interest-bearing liabilities	2,022,491	1,811,166	12	1,689,970	20
Total deposits	2,906,568	2,576,378	13	2,355,315	23
Total shareholders' equity	332,640	351,337	(5)	334,092	—

PER SHARE DATA
Earnings per share - basic	$1.04	$0.53	96%	$1.35	(23)%
Earnings per share - diluted	1.03	0.53	94	1.34	(23)
Book value at period end	39.44	39.93	(1)	38.92	1
Tangible book value at period end	28.86	29.57	(2)	31.72	(9)
Shares outstanding at period end	8,344,095	8,453,014	(1)	8,678,686	(4)
Weighted average shares outstanding
Basic	8,129,340	8,270,209	(2)%	8,448,777	(4)%
Diluted	8,185,595	8,336,561	(2)	8,499,103	(4)

SELECTED RATIOS (1)
Return on average assets	1.03%	0.60%	72%	1.67%	(38)%
Return on average equity	10.20	5.08	101	13.68	(25)
Common equity ratio	9.79	10.13	(3)	12.22	(20)
Efficiency ratio (2)	66.10	67.81	(3)	60.46	9
Average equity to average assets	10.09	11.80	(14)	12.19	(17)
Tier 1 leverage capital ratio (3)	9.30	8.67	7	9.89	(6)
Total risk-based capital ratio (3)	13.74	12.28	12	16.07	(14)
Net interest margin (4)	3.76	3.39	11	3.75	—

SELECTED NON-GAAP RATIOS (1)
Tangible common equity ratio (5)	7.36%	7.70%	(4)%	10.19%	(28)%
Return on average tangible common equity (6)	14.43	6.47	123	17.18	(16)

(1)With the exception of end-of-period ratios, all ratios are based on average daily balances during the respective periods.
(2)The efficiency ratio represents noninterest expense as a percentage of total revenues. Total revenues is the sum of net interest income and noninterest income.
(3)Capital ratios are preliminary end-of-period ratios for the Bank only and are subject to change.
(4)Net interest margin represents net interest income as a percentage of average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 21%.
(5)Tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets. See "Non-GAAP Reconciliation" for additional information.
(6)Return on average tangible common equity is net income plus amortization of core deposit intangible, net of taxes, divided by average common shareholders' equity less average intangible assets. See "Non-GAAP Reconciliation" for additional information.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION
(Unaudited)
	6/30/2022			3/31/2022			6/30/2021
(dollars in thousands)	Originated	Acquired	Total	Originated	Acquired	Total	Originated	Acquired	Total
CREDIT QUALITY (1)
Nonaccrual loans(2)	$5,332	$13,165	$18,497	$5,515	$15,598	$21,113	$8,279	$5,693	$13,972
Accruing loans 90 days or more past due	8	—	8	—	—	—	4	—	4
Total nonperforming loans	5,340	13,165	18,505	5,515	15,598	21,113	8,283	5,693	13,976
Foreclosed assets and ORE	—	277	277	536	729	1,265	724	389	1,113
Total nonperforming assets	5,340	13,442	18,782	6,051	16,327	22,378	9,007	6,082	15,089
Performing troubled debt restructurings	3,939	1,063	5,002	3,797	1,100	4,897	4,117	1,103	5,220
Total nonperforming assets and troubled debt restructurings	$9,279	$14,505	$23,784	$9,848	$17,427	$27,275	$13,124	$7,185	$20,309

Nonperforming assets to total assets			0.56%			0.67%			0.55%
Nonperforming loans to total assets			0.55			0.63			0.51
Nonperforming loans to total loans			0.83			0.98			0.73

(1)It is our policy to cease accruing interest on loans 90 days or more past due, with certain limited exceptions. Nonperforming assets consist of nonperforming loans, foreclosed assets and surplus real estate (ORE). Foreclosed assets consist of assets acquired through foreclosure or acceptance of title in-lieu of foreclosure. ORE consists of closed or unused bank buildings.
(2)Nonaccrual loans include originated restructured loans placed on nonaccrual totaling $5.3 million, $3.6 million and $4.1 million at June 30, 2022, March 31, 2022 and June 30, 2021, respectively. Acquired restructured loans placed on nonaccrual totaled $2.8 million, $3.0 million and $3.5 million at June 30, 2022, March 31, 2022 and June 30, 2021, respectively.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION - CONTINUED
(Unaudited)
	6/30/2022			3/31/2022			6/30/2021
	Collectively Evaluated	Individually Evaluated	Total	Collectively Evaluated	Individually Evaluated	Total	Collectively Evaluated	Individually Evaluated	Total
ALLOWANCE FOR CREDIT LOSSES
One- to four-family first mortgage	$2,158	$—	$2,158	$2,056	$—	$2,056	$2,397	$—	$2,397
Home equity loans and lines	491	—	491	539	—	539	582	—	582
Commercial real estate	12,068	1,193	13,261	12,878	2,324	15,202	15,219	218	15,437
Construction and land	4,689	—	4,689	4,112	—	4,112	3,585	—	3,585
Multi-family residential	526	—	526	554	—	554	745	—	745
Commercial and industrial	3,654	591	4,245	3,200	440	3,640	2,790	478	3,268
Consumer	650	—	650	628	—	628	673	—	673
Total allowance for credit losses	$24,236	$1,784	$26,020	$23,967	$2,764	$26,731	$25,991	$696	$26,687

Unfunded lending commitments(3)	2,117	—	2,117	2,117	—	2,117	1,800	—	1,800
Total allowance for credit losses	$26,353	$1,784	$28,137	$26,084	$2,764	$28,848	$27,791	$696	$28,487

Allowance for loan losses to nonperforming assets			138.54%			119.45%			176.86%
Allowance for loan losses to nonperforming loans			140.61%			126.61%			190.95%
Allowance for loan losses to total loans			1.17%			1.24%			1.39%
Allowance for credit losses to total loans			1.26%			1.34%			1.48%

Year-to-date loan charge-offs			$844			$316			$1,559
Year-to-date loan recoveries			554			465			411
Year-to-date net loan (charge-offs) recoveries			$290			$(149)			$1,148
Annualized YTD net loan (charge-offs) recoveries to average loans			0.03%			(0.03)%			0.12%
(3)The allowance for unfunded lending commitments is recorded within accrued interest payable and other liabilities on the Consolidated Statements of Financial Condition.